                                                                  EXHIBIT (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------        ------------------------------------------------
                             GIVE THE                                             GIVE THE EMPLOYER
                             SOCIAL SECURITY                                      IDENTIFICATION
  FOR THIS TYPE OF ACCOUNT:  NUMBER OF--               FOR THIS TYPE OF ACCOUNT:  NUMBER OF--
---------------------------------------------        ------------------------------------------------
1. An individual's account   The individual           8. Sole proprietorship      The owner(4)
                                                         account
2. Two or more individuals   The actual owner
   (joint account)           of the account           9. A valid trust, estate,   The legal entity
                             or, if combined             or pension trust         (do not furnish
                             funds, the first                                     the identifying
                             individual on                                        number of the
                             the account(1)                                       personal
                                                                                  representative
3. Husband wife (joint       The actual owner                                     or trustee
   account)                  of the account                                       unless the legal
                             or, if joint                                         entity itself is
                             funds, either                                        not designated
                             person(1)                                            in the account
                                                                                  title)(5)
4. Custodian account of a    The minor(2)
   minor (Uniform Gift to                            10. Corporate account        The corporation
   Minors Act)
                                                     11. Religious, charitable,   The organization
5. Adult and minor (joint    The adult or, if            or educational
   account)                  the minor is the            organization account
                             only contributor,
                             the minor(1)            12. Partnership account      The partnership
                                                         held in the name of
                                                         the business
6. Account in the name of    The ward, minor,
   guardian or committee     or incompetent          13. Association, club, or    The organization
   for a designated ward,    person(3)                   other tax-exempt
   minor, or incompetent                                 organization
   person
                                                     14. A broker or registered   The broker or nominee
7.a. A revocable savings     The grantor-                nominee
     trust account (in       trustee(1)
     which grantor is also                           15. Account with the         The public entity
     trustee)                                            Department of
                                                         Agriculture in the name
  b. Any "trust" account     The actual owner(1)         of a public entity
     that is not a legal or                              (such as a State or
     valid trust under State                             local government,
     law                                                 school district, or
                                                         prison) that receives
                                                         agricultural program
                                                         payments
---------------------------------------------        ------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate or pension trust.
NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you do not have a taxpayer identification number or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entitites), for Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.
 To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING PENALTIES
Payees specifically exempted from backup withholding on ALL payments include the following:*

 . corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any politial subdivision or instrumentality thereof.
 . A foreign government or a political subdivision, agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the United
   States or a possession of the United States.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.
 . A foreign central bank of issue.

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 * Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulation promulgated thereunder.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM,

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more,
   (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.
Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICES. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

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